Exhibit 10.2

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

This First Amendment to Purchase and Sale Agreement (this “Amendment”) is made and entered into effective as of June 13, 2011, by and between 3300 ESSEX, L.P., a Texas limited partnership (“Seller”), and CARTER/VALIDUS OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“Purchaser”).

RECITALS

A. Seller and Purchaser entered into that certain Purchase and Sale Agreement dated effective as of April 28, 2011 (the “Purchase Agreement”), concerning the purchase and sale of certain real property located at 3300 Essex Drive, Richardson, Collin County, Texas, and being more particularly described in the Purchase Agreement. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Purchase Agreement.

B. Seller and Purchaser desire to amend the Purchase Agreement as set forth herein.

AGREEMENTS

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, Seller and Purchaser hereby agree as follows:

1. Option to Extend Closing Date. The Purchase Agreement is amended to provide that Purchaser shall have the option to extend the Closing Date to July 15, 2011, by doing all of the following not later than three (3) Business Days before the original Closing Date: (i) Purchaser shall deliver written notice to Seller affirmatively electing to extend the Closing Date, and (ii) Purchaser shall deposit with the Title Company additional Earnest Money in the amount of $1,000,000.00 (the “Extension Earnest Money”). The Extension Earnest Money, together with interest thereon, shall be deemed part of the Earnest Money and shall be held and delivered by the Title Company in accordance with the Purchase Agreement, as amended hereby.

2. Continuance of Purchase Agreement; Binding Effect; Governing Law. All provisions of the Purchase Agreement, as amended hereby, shall remain in full force and effect and unchanged, except as provided herein. If any provision of this Amendment conflicts with the Purchase Agreement, the provisions of this Amendment shall control. This Amendment is binding upon and shall inure to the benefit of Seller and Purchaser, and their respective successors and permitted assigns. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

3. Counterparts. This Amendment may be executed in any number of counterparts (including execution by facsimile or other electronic transmission) with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same document. Signature pages may be detached from the counterparts and attached to a single copy of this consent to physically form one document.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

SELLER:

3300 ESSEX, L.P., a Texas limited partnership

By:	3300 Essex G.P., LLC, a Texas limited liability company, its general partner

	By:	/s/ Robert W. Kennedy
	Name:	Robert W. Kennedy
	Title:	Manager

PURCHASER:

CARTER/VALIDUS OPERATING PARTNERSHIP, LP, a Delaware limited partnership

By:	Carter Validus Mission Critical REIT Inc., a Maryland corporation, its general partner

	By:	/s/ John Carter
	Name:	John Carter
	Title:	CEO

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